UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

On March 22, 2017, Church & Dwight Co., Inc., a Delaware corporation (“Company”), filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments thereof. The Annual Meeting will be held on Thursday, May 4, 2017 at 12:00 p.m., Eastern Daylight Time at the Company’s Headquarters, Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628.

This amendment to the Proxy Statement is being filed with the SEC by the Company to correct a clerical error in the Proxy Statement with respect to the “Potential Payments Upon Termination” table for Matthew T. Farrell, which inadvertently misstated the total amount Mr. Farrell would receive upon a “Non-Change in Control Termination without Cause.”

The “Potential Payments Upon Termination” table for Mr. Farrell appearing on page 59 of the Proxy Statement is hereby replaced in its entirety with the following:

Matthew T. Farrell

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	6,000,000	2,000,000	—	—
Stock Options	3,073,141	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	23,881	15,921	—	—
Total	9,097,022	2,015,921	—	—

Except as described above, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.